Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Third Quarter 2009 Results
 Consistent operating results, Completion of CP Telecom acquisition, Increased cash position, Release of income tax reserve

MANKATO, Minn., Oct. 28, 2009—HickoryTech Corp. (Nasdaq: HTCO) today reported third quarter revenue of $34.9 million, down 12 percent from the $39.9 million reported one year ago.  Third quarter revenue is up $2.5 million sequentially from the $32.4 million revenue of the previous quarter.   Net income totaled $6.1 million, or 47 cents per diluted share, up substantially from the $2.1 million reported in the comparable quarter in 2008 and from the $2.1 million of the previous quarter.  A release of income tax reserves added $4.4 million to the third quarter net income in 2009.  Without the benefit of the $4.4 million income tax release, net income in the third quarter 2009 would have been $1.7 million, down 20 percent from the same period in the prior year.

“In spite of a challenging business environment, we have continued to deliver solid operating results, strengthen our balance sheet and accumulate cash,” said John Finke, HickoryTech’s president and chief executive officer.  “We have responded to these conditions by aggressively managing and reducing our operating costs while maintaining a stable Telecom business and growing our business transport services by 24 percent in 2009.”

The Company’s cash position as of Sept. 30, 2009 was $7.3 million, and this is after the CP Telecom acquisition, which was funded with cash on hand.  This compares with $1.6 million cash on hand at the beginning of 2009.

Telecom Sector (before inter-segment eliminations)
Telecom Sector net income for the third quarter 2009 totaled $2.0 million, similar to the comparable quarter in 2008.  Telecom Sector revenue totaled $17.8 million, a decrease of $1.1 million, or 6 percent.  The Telecom Sector results continue to be impacted by heightened competition and local service declines, offset by broadband revenue growth.  Costs and expenses in the Telecom Sector were $14.4 million for the third quarter, a reduction of 7 percent relative to the third quarter last year.
•
Broadband revenue increased to $3.1 million, up 12 percent compared to $2.7 million in the third quarter of 2008.  Broadband revenue includes DSL, Data and Digital TV services.  DSL subscribers increased 5 percent, totaling 19,511, while Digital TV subscribers grew 19 percent totaling 9,386 subscribers.

•	Network access revenue was $6.0 million, down 11 percent from the comparable period one year ago.
•	Local service revenue of $3.8 million declined 7 percent and local access lines declined 7 percent, both the result of competition in our telecom markets.

Enventis Sector (before inter-segment eliminations)
Enventis Sector net income totaled $0.9 million for the third quarter 2009, versus $1.0 million for the third quarter in 2008.  Enventis Sector revenue before eliminations totaled $17.6 million, a decline of $3.7 million, or 17 percent, relative to the comparative quarter in 2008.  Costs and expenses in the Enventis Sector totaled $16 million, a reduction of 18 percent from the comparable quarter in 2008.
•
Enterprise Transport Services (ETS), network-based services revenue totaled $8.7 million, an increase of 39 percent or $2.4 million from the comparable quarter last year, which is the result of strong sales of transport services and the addition of CP Telecom revenues.

•
Enterprise Network Services (ENS) equipment sales for the third quarter of 2009 totaled $6.6 million, a decrease of $5.1 million, or 44 percent from the comparable quarter last year, which included a number of large equipment orders.

•	Service revenue within ENS, which includes professional services, totaled $2.2 million, a decrease of $0.9 million, or 30 percent.
•
Both product lines of Enventis, ENS and ETS, operated at net operating profit levels for the nine-month periods ended Sept. 30 in 2009 and 2008.  The ETS product line operating income increased 43 percent in the third quarter and 18 percent year-to-date.  The ENS product line generated an operating profit for the nine months ended Sept. 30, 2009, although in the third quarter this portion of our business did experience a small operating loss due to the economic slowdown.

Capital Expenditures, Debt and Cash Position
HickoryTech reported capital expenditures of $4.0 million for the third quarter of 2009 and $11.3 million year-to-date in fiscal 2009.  Capital expenditures in the third quarter were $419,000 less than the third quarter 2008 and decreased $1.1 million in the first nine months of fiscal 2009, versus fiscal 2008.  Long-term and current portion debt balance totaled $124.9 million as of Sept. 30, 2009, a $2.1 million decrease from the beginning of the year, and down $6.5 million from one year ago.  The Company’s cash position, as of Sept. 30, 2009, totaled $7.3 million versus $1.6 million at the beginning of 2009.

CP Telecom Acquisition
HickoryTech closed on its previously announced agreement to acquire CP Telecom on Aug. 1, 2009.  The adjusted CP Telecom purchase price was $6.6 million, which HickoryTech paid for with cash.  CP Telecom results are included the Company’s Enventis sector.  CP Telecom operating results for the inital quarter as a component of HickoryTech were accretive to operating income, net income and cash flow.

Future Outlook
HickoryTech is updating guidance for its fiscal 2009 results.  Revenue, previously projected at $153 million to $159 million, is expected to range from $138 million to $141 million.  Net income, previously forecast between $7 million to $7.8 million, now will include the $4.4 million income tax release and is expected to range between $11.5 million to $11.9 million.  Capex, previously projected between $17 million and $19 million, remains in this range and the company’s year-end debt estimate remains unchanged at $124 million to $127 million.

“The business climate continues to challenge us in 2009,” Finke said.  “Despite the pressure on overall revenue, we have been able to continue to grow our broadband and transport services. We are encouraged by our growth opportunities and remain confident in our business plan and future success.”

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Thursday, Oct. 29 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 33942343.  A simultaneous Webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation (dba HickoryTech and Enventis) is a leading integrated communications provider in the markets it serves.  With headquarters in Mankato, Minn., the corporation has approximately 450 employees and a regional fiber network with facilities-based operations in Minnesota and Iowa.  Enventis serves businesses of all sizes across a five-state region with IP-based voice, data and network solutions.  HickoryTech provides bundled residential and business services including high-speed Internet, Digital TV and voice services in its legacy telecom markets.  The Company trades on the Nasdaq Stock Exchange, symbol: HTCO, and is a member of the Russell 2000 index. For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include earnings before income taxes, depreciation and amortization, and net income without release of income tax reserve. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities laws.

Consolidated Statement of Operations
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands, except share data)	2009	2008	Change	2009	2008	Change
Revenue:
Telecom Sector	$17,446	$18,758	-7%	$52,899	$55,051	-4%
Enventis Sector
Equipment	6,604	11,725	-44%	18,788	34,602	-46%
Services	10,858	9,377	16%	29,085	25,852	13%
Total Enventis Sector	17,462	21,102	-17%	47,873	60,454	-21%
Total revenue	34,908	39,860	-12%	100,772	115,505	-13%

Costs and Expenses:
Cost of sales, equipment, excluding depreciation and amortization	5,653	10,190	-45%	16,369	29,605	-45%
Cost of services, excluding depreciation and amortization	13,404	13,443	0%	37,817	37,760	0%
Selling, general and administrative expenses	5,817	5,637	3%	16,379	16,786	-2%
Depreciation	5,068	4,945	2%	14,967	14,371	4%
Amortization of intangibles	272	285	-5%	699	863	-19%
Total costs and expenses	30,214	34,500	-12%	86,231	99,385	-13%

Operating income	4,694	5,360	-12%	14,541	16,120	-10%

Interest and other income	14	39	-64%	55	81	-32%
Interest expense	(1,728)	(1,874)	-8%	(5,155)	(5,049)	2%

Income before income taxes	2,980	3,525	-15%	9,441	11,152	-15%
Income taxes	(3,126)	1,453	-315%	(408)	4,802	-108%

Net income	$6,106	$2,072	195%	$9,849	$6,350	55%

Reconciliation of operating income to EBITDA:
Operating income	$4,694	$5,360	-12%	$14,541	$16,120	-10%
Add:
Depreciation	5,068	4,945	2%	14,967	14,371	4%
Amortization of intangibles	272	285	-5%	699	863	-19%
EBITDA	$10,034	$10,590	-5%	$30,207	$31,354	-4%

Reconciliation of net income to net income without
release of income tax reserve:
Net income	$6,106	$2,072	195%	$9,849	$6,350	55%
Deduct: Income tax reserve release	4,454	-	0%	4,454	-	0%
Net income excluding income tax reserve release	$1,652	$2,072	-20%	$5,395	$6,350	-15%

Basic earnings per share	$0.47	$0.16	194%	$0.75	$0.48	56%

Basic weighted average common shares outstanding	13,080,538	13,352,005		13,049,686	13,325,967

Diluted earnings per share	$0.47	$0.16	194%	$0.75	$0.48	56%

Diluted weighted average common and equivalent shares outstanding	13,083,843	13,358,390		13,049,686	13,336,424

Dividends per share	$0.13	$0.12	8%	$0.39	$0.36	8%

Consolidated Balance Sheet
(unaudited)

(Dollars and Share Data in Thousands)	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$7,309	$1,626
Receivables, net of allowance for doubtful accounts of $654 and $905	16,136	26,292
Inventories	6,519	8,674
Income tax receivable	-	566
Deferred income taxes	2,064	2,064
Prepaid expenses	1,885	1,409
Other	931	1,114
Total current assets	34,844	41,745

Investments	4,306	4,066

Property, plant and equipment	351,774	338,510
Accumulated depreciation	(199,543)	(187,157)
Property, plant and equipment, net	152,231	151,353

Other assets:
Goodwill	27,308	25,239
Intangible assets, net	3,327	856
Deferred costs and other	1,920	2,249
Total other assets	32,555	28,344

Total assets	$223,936	$225,508

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$6,991	$10,474
Accounts payable	2,240	3,133
Accrued expenses and other	7,463	8,001
Accrued income taxes	2,179	-
Deferred revenue	5,390	6,205
Current maturities of long-term obligations	1,533	1,621
Total current liabilities	25,796	29,434

Long-term liabilities:
Debt obligations, net of current maturities	123,394	125,384
Financial derivative instruments	2,541	3,286
Accrued income taxes	3,173	7,517
Deferred income taxes	20,682	18,282
Deferred revenue	1,493	1,646
Accrued employee benefits and deferred compensation	10,653	10,210
Total long-term liabilities	161,936	166,325

Total liabilities	187,732	195,759

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par value, $.10 stated value
shares authorized: 100,000
Shares issued and outstanding: 13,089 in 2009 and 12,992 in 2008	1,309	1,299
Additional paid-in capital	12,673	11,504
Retained earnings	24,964	20,199
Accumulated other comprehensive (loss)	(2,742)	(3,253)
Total shareholders' equity	36,204	29,749

Total liabilities and shareholders' equity	$223,936	$225,508

Telecom Sector Recap
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands)	2009	2008	Change	2009	2008	Change
Revenue:
Local Service	$3,802	$4,079	-7%	$11,559	$12,296	-6%
Network Access	5,993	6,752	-11%	18,158	19,529	-7%
Long Distance	872	1,097	-21%	2,930	3,484	-16%
Data	1,949	1,877	4%	5,724	5,628	2%
Internet	1,233	1,211	2%	3,739	3,478	8%
Digital TV	1,128	871	30%	3,216	2,473	30%
Directory	971	1,081	-10%	3,071	3,085	0%
Bill Processing	849	1,058	-20%	2,479	2,557	-3%
Intersegment	367	174	111%	844	465	82%
Other	649	732	-11%	2,023	2,521	-20%
Total Telecom Revenue	$17,813	$18,932	-6%	$53,743	$55,516	-3%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,446	$18,758		$52,899	$55,051
Intersegment	367	174		844	465
	17,813	18,932		53,743	55,516
Costs and expenses:
Cost of services, excluding depreciation and amortization	7,668	7,958	-4%	22,684	23,450	-3%
Selling, general and administrative expenses	2,882	3,470	-17%	8,756	10,075	-13%
Depreciation and amortization	3,856	4,059	-5%	11,803	11,993	-2%
Total costs and expenses	14,406	15,487	-7%	43,243	45,518	-5%

Operating income	$3,407	$3,445	-1%	$10,500	$9,998	5%

Net income	$2,016	$2,033	-1%	$6,199	$5,848	6%

Capital expenditures	$2,589	$3,117	-17%	$6,375	$8,082	-21%

Key Metrics
Business access lines	25,542	26,350	-3%
Residential access lines	31,385	35,115	-11%
Total access lines	56,927	61,465	-7%
Long distance customers	36,761	39,533	-7%
DSL customers	19,511	18,519	5%
Digital TV customers	9,386	7,882	19%

Enventis Sector Recap
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars In thousands)	2009	2008	Change	2009	2008	Change
Revenue before eliminations:
ENS equipment	$6,604	$11,725	-44%	$18,788	$34,602	-46%
ENS services	2,183	3,114	-30%	7,273	8,235	-12%
ETS services	8,675	6,263	39%	21,812	17,617	24%
Intersegment	106	138	-23%	389	404	-4%
	$17,568	$21,240	-17%	$48,262	$60,858	-21%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$17,462	$21,102		$47,873	$60,454
Intersegment	106	138		389	404
	$17,568	$21,240		$48,262	$60,858
Cost of sales, equipment
(excluding depreciation and amortization)	5,653	10,190	-45%	16,369	29,605	-45%
Cost of services
(excluding depreciation and amortization)	6,177	5,858	5%	16,264	15,017	8%
Selling, general and administrative expenses	2,756	2,411	14%	7,439	7,151	4%
Depreciation and amortization	1,459	1,158	26%	3,809	3,203	19%
Total costs and expenses	16,045	19,617	-18%	43,881	54,976	-20%

Operating income	$1,523	$1,623	-6%	$4,381	$5,882	-26%
Net income	$901	$959	-6%	$2,600	$3,453	-25%

Capital expenditures	$1,438	$1,338	7%	$4,891	$4,315	13%

Enventis Product Line

	Three Months Ended September 30				Nine Months Ended September 30
	Enterprise Network Services (ENS)		Enventis Transport Services (ETS)		Enterprise Network Services (ENS)		Enventis Transport Services (ETS)
(Dollars in thousands)	2009	2008	2009	2008	2009	2008	2009	2008
Revenue before intersegment eliminations:
Equipment	$6,604	$11,725	$-	$-	$18,788	$34,602	$-	$-
Services	2,183	3,114	8,675	6,263	7,273	8,235	21,812	17,617
Intersegment	-	-	106	138	-	-	389	404
	$8,787	$14,839	$8,781	$6,401	$26,061	$42,837	$22,201	$18,021

Cost of sales, equipment
(excluding depreciation and amortization)	5,728	10,187	(75)	3	16,427	29,593	(58)	12
Cost of services
(excluding depreciation and amortization)	1,664	2,698	4,513	3,160	5,265	6,673	10,999	8,344
Selling, general and administrative expenses	1,303	1,295	1,453	1,116	3,802	3,827	3,637	3,324
Depreciation and amortization	121	122	1,338	1,036	307	366	3,502	2,837
Total costs and expenses	8,816	14,302	7,229	5,315	25,801	40,459	18,080	14,517

Operating income	$(29)	$537	$1,552	$1,086	$260	$2,378	$4,121	$3,504
Net income	$(17)	$316	$918	$643	$156	$1,394	$2,444	$2,059

Capital expenditures	$62	$163	$1,376	$1,175	$324	$452	$4,567	$3,863